UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 12, 2006

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	0-26823	73-1564280
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On April 12, 2006, Alliance Resource Partners, L.P. (the “Partnership”) announced by press release that Alliance Coal, LLC, its wholly-owned subsidiary, has acquired, through a transaction with an affiliate, the rights to approximately 99.3 million tons of high sulfur coal reserves in Union County, Kentucky. The affiliate transaction involved the purchase of all of the members’ interests of River View Coal, LLC (“River View”), a wholly-owned subsidiary of Alliance Resource Holdings II, Inc., which is owned by members of management of the Partnership. Consequently, the River View transaction was a related-party transaction and, as such, was reviewed by the Conflicts Committee of the Board of Directors of the Partnership’s managing general partner. Based upon this review, it was determined that the transaction reflected market-clearing terms and conditions customary in the coal industry. As a result, the Conflicts Committee of the Board of Directors of the Partnership’s managing general partner approved the River View transaction as fair and reasonable to the Partnership and its limited partners.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Alliance Resource Partners, L.P. press release dated as of April 12, 2006.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III President and Chief Executive Officer

Date: April 12, 2006

3